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                                   EXHIBIT 7.


                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors of
Kemper Investors Life Insurance Company and
Policy Owners of KILICO Flexible Premium Variable Life Insurance Policy (Individual Life and Survivorship)-KILICO Variable Separate Account-2




We consent to the inclusion in this registration statement on Form S-6 (File No. 333-35159) of our report dated March 17, 2000 on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts."





                                   PricewaterhouseCoopers LLP



Chicago, Illinois
April 24, 2000

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Kemper Investors Life Insurance Company and
Policy Owners of KILICO Flexible Premium Variable Life Insurance Policy (Individual Life and Survivorship)-KILICO Variable Separate Account-2


We consent to the inclusion in this registration statement on Form S-6 (File No. 333-35159) of our report dated February 24, 2000 on our audit of the financial statements of KILICO Variable Separate Account-2 and to the reference to our firm under the caption "Experts."

                                   PricewaterhouseCoopers LLP


Chicago, Illinois
April 24, 2000